PRICEWATERHOUSECOOPERS  PWC

                                                     PricewaterhouseCoopers LLP
                                                     1177 Avenue of the Americas
                                                     New York NY  10036
                                                     Telephone (212) 596 8000
                                                     Facsimile (212) 596 8910




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 15, 2000, relating to the financial statements and financial highlights which appears in the January 31, 2000 Annual Report to Shareholders of Pax World Money Market Fund, Inc. which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements", and "Counsel and Independent Accountants" in such Registration Statement.



s\s PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP

New York, New York
May 25, 2000